CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 33-63732) of Crown Cork & Seal Company, Inc. of our report dated September 27, 1999, appearing on page 6 of this Form 11-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 28, 1999